                                                                   Exhibit 10.36

                                PROMISSORY NOTE

$1,400,000                                                     December 31, 2001

      FOR VALUE RECEIVED, CFK Realty Partners, LLC, an Illinois limited liability company ( "Maker"), hereby promises to pay to the order of Mercury Air Group, Inc. ("Lender"), in the manner provided hereinafter, the principal sum of one million four hundred thousand dollars ($1,400,000), with interest thereon, as follows:

      Maker hereby agrees to pay to the Lender the principal amount of this Note with interest thereon at the rate of five percent (5%) per annum (except as otherwise set forth herein) at such address as is set forth in the provisions of this Note, such principal and interest to be paid by Maker as hereinafter set forth.

      All principal and interest shall be payable on December 31, 2002 (the "Maturity Date"), provided, however, that the Maker may, at its election, and after obtaining the consent of Fleet National Bank, extend the Maturity Date for two additional one-year periods, by giving written notice to Maker no later than 30 days prior to the date that this Note would otherwise be due and payable.

      All payments received on account of the indebtedness evidenced by this Note shall be first applied to accrued interest due on the outstanding principal balance, with the remainder, if any, to be applied to the outstanding principal balance.

      All payments made on account of the indebtedness evidenced by this Note shall be made in United States dollars and are to be paid to Lender at 5456 McConnell Avenue, Los Angeles, California 90066, or such place as the Lender may from time to time designate in writing.

      Maker's failure to make any payment of interest or principal when due in accordance with the terms hereof together with such failure continuing for a period of ten (10) days after such payment is due shall be defined to be a "Default". In such event, the "Default Date" shall be defined to be the initial due date of such principal sum or interest payment which has not been made and not the ten (10) day cure date period provided for in the notice to Maker. From and after the Default Date, interest shall accrue on the principal sum and interest subject to the Default at a rate equal to twelve percent (12%) per annum until paid ("Default Rate").

      If an attorney is engaged by either Lender or Maker in connection with the enforcement of the terms and provisions of this Note, the prevailing party shall be entitled to recover all reasonable attorneys fees and expenses incurred in connection therewith.

      Lender shall not by any omission or act be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in connection with one event shall not be construed as continuing or as a bar to or waiver of any right or remedy in connection with a subsequent event. No amendments or modifications to this promissory note shall be effective unless in writing and signed by each of the Lender, the Maker and Fleet National Bank.

      Time is of the essence hereof.

      If any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provision shall be given full force and effect to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provisions were not contained therein, and that the rights, obligations and interests of Maker and the Lender under the terms of this Note shall continue in full force and effect.

      Maker agrees to pay all sums owing under this Note without deduction, withholding or offset of any kind, each of which are hereby expressly waived by the Maker. Without limitation, Maker further agrees that no default by the Lender under that certain Lease dated as of December 31, 2001 by and between Lender and Maker (the "Lease") shall permit Maker to offset any amounts owing thereunder against Maker's obligations under this Note.

      Any notice, demand or other communication which any party may desire or may be required to be given to any other party shall be in writing, and shall be deemed given if and when personally delivered, or if mailed, on the second business day after being deposited in the United States mail, registered or certified, postage prepaid, addressed to a party at the address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

      If to Lender:        Mercury Air Group, Inc.
                           5456 McConnell Avenue
                           Los Angeles, CA  90066

      If to Maker:         CFK Realty Partners, LLC
                           20 North Wacker Avenue
                           Suite 2520
                           Chicago, IL  60606


      IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

                                             CFK Realty Partners, LLC


                                             By:
                                                 -------------------------------
                                             Its:
                                                  ------------------------------


                                  Exhibit 10.36